UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BCB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

March 26, 2019

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc. The annual meeting will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 25, 2019.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of BCB Bancorp, Inc. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of four directors; (ii) the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2019; (iii) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement; and, (iv) approval of an Amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 20,000,000 to 40,000,000 and the number of authorized shares of our capital stock from 30,000,000 to 50,000,000.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” its proposed director nominees as well as proposals (ii) through (iv) above.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Sincerely,

/s/Mark D. Hogan

Mark D. Hogan

Chairman of the Board

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 25, 2019

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc., will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 25, 2019 at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of four directors;
2.	The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement;
4.	Approval of an Amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 20,000,000 to 40,000,000 and the number of authorized shares of our capital stock from 30,000,000 to 50,000,000; and, such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 15, 2019, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED ANY TIME PRIOR TO THE ANNUAL MEETING. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN NOTICE OF REVOCATION, SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORDHOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our Proxy Statement, Annual Report on Form 10-K and proxy cards are available on www.bcb.bank. If you need directions to attend the Annual Meeting and to vote in person, please call us at (201) 823-0700.

By Order of the Board of Directors

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 26, 2019

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 25, 2019

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders, which will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 25, 2019, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 26, 2019.

At the annual meeting, shareholders will vote on the election of four directors, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019, a non-binding resolution with respect to our executive compensation described in this Proxy Statement, the proposed amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common and capital stock, and such other matters as may properly come before the annual meeting or any adjournments thereof.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly completed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary at the address shown above, the submission of a later-dated proxy or by voting in person at the annual meeting. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If your shares of common stock are held in “street name” by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting. If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee, you must contact your broker, bank or other nominee. If you want to vote your shares of common stock held in “street name” in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock as of the close of business on March 15, 2019, our record date, are entitled to one vote for each share then held. As of the record date, we had 16,398,459 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Persons and entities who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority. Based upon a review of beneficial ownership filings required to be filed by the SEC, we are not aware of any person who owns in excess of 5% of our common stock.

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting will be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” a vote for the nominees being proposed. Under New Jersey law and our Restated Certificate of Incorporation, as amended, and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of our independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the ratification of our independent registered public accounting firm; (ii) vote “AGAINST” the ratification of our independent registered public accounting firm; or, (iii) “ABSTAIN” from voting for or against the ratification of our independent registered public accounting firm. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the ratification of our independent registered public accounting firm.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes or proxies marked “ABSTAIN,” is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on BCB Bancorp, Inc., or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, BCB Bancorp, Inc., or the Board of Directors.

As to the proposed Amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 20,000,000 to 40,000,000 and the number of authorized shares of our capital stock from 30,000,000 to 50,000,000, a shareholder may: (i) vote “FOR” the proposed amendment to our Restated Certificate of Incorporation, as amended; (ii) vote “AGAINST” the proposed amendment to our Restated Certificate of Incorporation, as amended; or, (iii) “ABSTAIN” from voting for or against the proposed amendment to our Restated Certificate of Incorporation, as amended. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the proposed amendment to the Restated of Certificate of Incorporation

The Board of Directors will designate an inspector of elections.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of our common stock be represented by proxy or present in person at the annual meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

Participants in the 401(k) plan sponsored by BCB Community Bank through which they own our common stock will have the right to direct the trustee how to vote the shares of our common stock allocated to their plan accounts in accordance with the terms of the 401(k) plan.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 11 members and is divided into three classes, with one class of directors elected each year. Our directors will generally be elected to serve for a three-year period and until their respective successors have been elected and qualified. Four directors will be elected at the annual meeting. The Board of Directors has re-nominated Judith Q. Bielan, James E. Collins, and Mark D. Hogan for three-year terms as directors at the annual meeting. The Board of Directors has nominated John Pulomena for a three-year term as director at the annual meeting to fill the directorship vacated by former director Gary Stetz on June 13, 2018. Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The table below sets forth certain information, as of March 15, 2019, regarding the composition of our Board of Directors, including the terms of office of Board members and information regarding our executive officers and the executive officers of BCB Community Bank, our principal operating subsidiary (the “Bank”). It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

Name	Position(s) Held With the Company or the Bank	Age At Record Date	Director Since(1)	Current Term Expires(1)	Shares Beneficially Owned(2)	Percent of Class(2)

NOMINEES

Judith Q. Bielan	Director	54	2000	2019	114,879(8)	*
James E. Collins	Director	70	2003	2019	191,578(10)	1.17%
Mark D. Hogan	Chairman of the Board	53	2000	2019	574,924(11)	3.51%
John Pulomena	Nominee	63	N/A	N/A	4,500(14)	*

CONTINUING DIRECTORS
Robert Ballance	Director	60	2000	2020	136,872(7)	*
Joseph J. Brogan	Vice Chairman of the Board Directors	79	2003	2020	487,509(9)	2.79%
Thomas Coughlin	President, CEO and Director	59	2002	2021	296,615(3)	1.81%
Vincent DiDomenico, Jr.	Director	53	2018	2021	162,030(4)	*
Joseph Lyga	Director	59	2000	2021	150,531(5)	*
August Pellegrini, Jr.	Director	59	2013	2020	140,670(12)	*
James G. Rizzo	Director	59	2015	2020	100,075(13)	*
Spencer B. Robbins	Director	66	2011	2021	73,507(6)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas P. Keating	Chief Financial Officer	63	N/A	N/A	20,867(15)	*
Michael Lesler	Chief Operating Officer	48	N/A	N/A	15,056(16)	*
Sandra Sievewright	Chief Risk Officer and Chief Compliance Officer	55	N/A	N/A	5,380(17)	*
John J. Brogan, Esq.	General Counsel	58	N/A	N/A	96,831(18)	*
All directors and executive officers as a group (17 persons)					2,571,824	15.68%

*	Less than 1%.
(1)	Includes service as a director of BCB Community Bank. Expiration of term reflects service as a director with BCB Bancorp, Inc.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes shares underlying options that are exercisable within 60 days from the record date.
(3)	Mr. Coughlin has sole voting and dispositive power over 240,782 shares. In addition, there are 55,833 shares underlying options exercisable within 60 days from the record date.
(4)	Mr. DiDomenico has sole voting and dispositive power over 159,530 shares. Mr. DiDomenico has 2,500 shares underlying options exercisable within 60 days from the record date.
(5)	Mr. Lyga has sole voting and dispositive power over 126,177 shares, shared voting and dispositive power over 2,407 shares with his spouse, and shared voting and dispositive power over 447 shares with his child. In addition, there are 21,500 shares underlying options exercisable within 60 days from the record date.
(6)	Mr. Robbins has sole voting and dispositive power over 54,807 shares and shared voting and dispositive power over 200 shares with his child. In addition, there are 18,500 shares underlying options exercisable within 60 days from the record date.
(7)	Mr. Ballance has sole voting and dispositive power over 107,589 shares, shared voting and dispositive power over 3,275 shares with his spouse, and shared voting and dispositive power over 2,946 shares with his children. In addition, there are 22,000 shares underlying options exercisable within 60 days from the record date.
(8)	Ms. Bielan has sole voting and dispositive power over 84,431 shares, shared voting and dispositive power over 8,371 shares with her spouse and shared voting and dispositive power over 77 shares with her children. In addition, there are 22,000 shares underlying options exercisable within 60 days from the record date.
(9)	Mr. Brogan has sole voting and dispositive power over 344,368 shares, shared voting and dispositive power over 45,646 shares with his spouse and shared voting and dispositive power over 72,485 shares with his grandchildren. In addition, there are 20,000 shares underlying options exercisable within 60 days from the record date.
(10)	Mr. Collins has sole voting and dispositive power over 166,367 shares, and shared voting and dispositive power over 1,301 shares with his spouse, and shared voting and dispositive power over 2,401 shares with his children. In addition, there are 21,500 shares underlying options exercisable within 60 days from the record date.
(11)	Mr. Hogan has sole voting and dispositive power over 551,436, and shared voting and dispositive power over 1,988 shares with his children. In addition, there are 21,500 shares underlying options exercisable within 60 days from the record date.
(12)	Mr. Pellegrini has sole voting and dispositive power over 133,170 shares. In addition, there are 7.500 shares underlying options exercisable within 60 days from the record date.
(13)	Mr. Rizzo has sole voting and dispositive power over 87,725 shares, shared voting and dispositive power over 1,850 shares with his spouse, and shared voting and dispositive power over 1,000 shares with his children. In addition, there are 9,500 shares underlying options exercisable within 60 days from the record date.
(14)	Mr. Pulomena has sole voting and dispositive power over 4,500 shares. In addition, there are no shares underlying options exercisable within 60 days from the record date.
(15)	Mr. Keating has sole voting and dispositive power over 13,767 shares. In addition, there are 7,100 shares underlying options exercisable within 60 days from the record date.
(16)	Mr. Lesler has sole voting and dispositive power over 15,056 shares. In addition, there are no shares underlying options exercisable within 60 days from the record date.
(17)	Ms. Sievewright has sole voting and dispositive power over 1,380 shares. In addition, there are 4,000 shares underlying options exercisable within 60 days from the record date.
(18)	Mr. Brogan has sole voting and dispositive power over 89,731 shares. In addition, there are 7,100 shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Nominees, Continuing Directors and Executive Officers

Set forth below is biographical information regarding our nominees, directors and executive officers. For the individuals named below, all are directors or nominees for directors of BCB Bancorp, Inc., the parent company of its wholly-owned subsidiary, BCB Community Bank.

Nominees for Directors:

Judith Q. Bielan, Esq., 54, is an attorney who has practiced law in New Jersey for over 28 years. She is an adjunct professor at Montclair State University, teaching Jurisprudence. Ms. Bielan founded, in 1993, the law firm currently known as Bielan, Miklos, & Makrogiannis, P.C., which handles all aspects of real estate, family law, contract disputes and estate matters. She has represented various banking clients in commercial and residential real estate closings. Ms. Bielan brings to the Board of Directors experience in the areas of real estate, marketing, budgeting, public relations, and collections. She currently serves on the New Jersey State Bar Association Legislative Committee and the Hudson County Bar Association’s Due Diligence, Family Law and Early Settlement Committees. In the past, she has been court-appointed to serve as a Commissioner on the Hudson County Condemnation Board. In, 2010, Ms. Bielan served as President of the Hudson County Bar Association. Ms. Bielan is a matrimonial attorney certified by the New Jersey Supreme Court. In 2005, she received the Hudson County Family Lawyer of the Year Award. Ms. Bielan has served the NJ and Hudson County communities by volunteering as a Trustee on the Board of “Women Rising,” coaching boys’ and girls’ basketball at Bayonne PAL, and serving as Vice Chair of the Board of Trustees of Holy Family Academy of Bayonne. Ms. Bielan’s legal experience and her service to the Bayonne community led to her appointment as a member of the Board of Directors at the Company’s founding. Ms. Bielan holds degrees from Montclair State College (now University) and Seton Hall University School of Law.

James E. Collins, 70, retired in 2010 as Senior Lending Officer of BCB Community Bank. Mr. Collins had worked in the banking industry since 1972. He is the former Vice President of Lending at First Savings Bank of New Jersey. He served as that bank’s Community Reinvestment Officer and as a member of its Budget, Asset and Liability, Asset Classification and Loan Committees. In addition, Mr. Collins has served as Treasurer of the Bayonne Chamber of Commerce, as the past President of Ireland’s 32 and as citywide director for Bayonne’s C.Y.O. Sports Programs. Mr. Collins is a former Trustee of the Bayonne Education Foundation and is currently a member of the Directorate of Marist High School in Bayonne. Mr. Collins attended Marist High School, received a B.S. from St. Peter’s College and attended graduate school at the Institute for Financial Education. Mr. Collins was a certified Real Estate Appraiser and a member of the Review Appraisers Association. Mr. Collins’ experience with financial institutions and familiarity with the Bank provides a valuable resource and perspective to the Board of Directors.

Mark D. Hogan, C.P.A., 53, is a certified public accountant with an office located in Bayonne. Mr. Hogan is a registered financial representative providing financial planning for his clients. Mr. Hogan has earned the following licenses and designations: NASD Series 7, 24 and 63; New Jersey Life and Health Insurance Broker; and New Jersey Property and Casualty Insurance Broker. Because of Mr. Hogan’s extensive professional experience, his achievements and his aforesaid licenses and designations, he is deemed well-qualified to serve as Chairman of our Board of Directors. Mr. Hogan attended Saint Peter’s Preparatory School, and received a B.S. in Finance from Pace University.

John Pulomena, 63, has been the County Administrator of Middlesex County, New Jersey, for the past 10 years. He is responsible for managing the overall operations of County Government which include Business Development and Education, Community Services, Finance, Infrastructure Management and Public Safety & Health. He was employed by AT&T for 22 years, including 5 years at AT&T Bell Labs in software development, and 17 years at AT&T corporate in Marketing & Sales, Government Affairs, Financial Controller supporting business and consumer service customers, and as Director of the Customer Network Operation Centers. Mr. Pulomena was a Middlesex County Freeholder for 10 years, Council President for the Borough of South Plainfield for 9 years, as well as the Chair of the Middlesex County Planning Board for 5 years. He is a graduate of the City University of New York with a B.S. degree in Computer Science and a minor in Mathematics. Mr. Pulomena’s extensive experience in finance, management, computer science and information technology will provide the

Company valuable insight and perspective. Mr. Pulomena has been a director of BCB Community Bank since August 15, 2018.

Continuing Directors:

Robert Ballance, 60, retired as a Battalion Chief with the Bayonne Fire Department. He is the owner of a floor covering business located in Bayonne. Mr. Ballance has been a director of the Bank since its founding in 2000. Mr. Ballance was a director of the Bayonne Fire Exempt Association. He previously served as the Treasurer of Bayonne Fire Department Local #11. He is a member of the Bayonne Elks B.P.O.E. From 1997 to 2001 Mr. Ballance was a director of the Bayonne Federal Credit Union. Mr. Ballance has owned and operated his floor covering business for over 25 years. Mr. Ballance graduated from Marist High School in Bayonne. His lengthy experience as a businessman, community leader, civil servant and former director of the Bayonne Federal Credit Union provide the Board of Directors with valuable support and insight.

Joseph J. Brogan, 79, has owned and operated his State Farm Insurance Agency in Bayonne for 54 years. Mr. Brogan has been a director of the Company since its incorporation in 2003, and a director of the Bank since 2003. He is the former President of the New Jersey State Farm Agents' Association, and is currently a member of the Knights of Columbus and the Fraternal Order of Elks. Mr. Brogan graduated from Seton Hall Preparatory School, received a B.S. from Saint Peter’s College, n/k/a St. Peter’s University, and attended graduate school at Fordham University and New Jersey City University. His extensive experience in the insurance industry and as a real estate and securities investor are significant assets to the Board of Directors.

Thomas M. Coughlin, 59, is President and Chief Executive Officer of BCB Bancorp, Inc., and BCB Community Bank. He has well over 30 years of experience in banking. Mr. Coughlin was appointed Chief Executive Officer and President of BCB Bancorp, Inc., effective as of August 4, 2014. Mr. Coughlin has served as the Chief Executive Officer and President of BCB Community Bank since May 28, 2014. Mr. Coughlin previously served as Chief Financial Officer and Chief Operating Officer of BCB Bancorp, Inc., and BCB Community Bank. Mr. Coughlin was formerly a Vice President of Chatham Savings Bank and the Controller and Corporate Secretary of First Savings Bank of New Jersey. While at First Savings Bank of New Jersey, Mr. Coughlin served in various capacities on several executive managerial committees including, but not limited to, the Budget, Asset/Liability and Loan Review Committees. Mr. Coughlin received his C.P.A. designation in 1982, was the President of the local chapter of the American Heart Association, has served as a Trustee of the local chapter of D.A.R.E., and has been a trustee of the Bayonne P.A.L. Mr. Coughlin graduated from Bayonne High School, and received a B.S. degree from Saint Peter’s College. Mr. Coughlin provides the Board of Directors with extensive financial and practical banking experience, thereby providing the Board with necessary perspective and insight into the banking industry and the business trends affecting the Company.

Vincent DiDomenico, Jr., 53, is the Founder and Managing Member of Delta Holdings, L.L.C., et al., developers of commercial real estate in the New Jersey and New York Metropolitan Area. He is a past long-serving Board of Trustee Member, as well as past two term Vice President and past two term President, of the New Jersey Self Storage Association. Mr. DiDomenico is a Board of Trustee Member of St. Peter's Preparatory School and Board of Trustee Member of Far Hills Country Day School. Prior to founding his current companies, Mr. DiDomenico was awarded the position of Deming Scholar at Fordham University, Graduate School of Business, from which he holds an MBA in Finance and Management with a concentration in International Business Studies. Prior to his post-graduate academic career, Mr. DiDomenico was a principal at one of the nation's largest tour and travel wholesale companies. He has also served as Co-Chairman of the Far Hills Country Day School Golf Committee and has served on the Board of Governors for the Archdiocese of Newark. C.Y.O. and Young Adult Ministries. He is a graduate of St. Peter's Preparatory School (1984) and a graduate of Villanova University, where he received a B.S. degree in Finance (1988). Mr. DiDomenico’s extensive real estate development experience provides the Board of Directors with additional perspective and insight into the real estate market and development trends regionally and in the New Jersey and New York Metropolitan Area.

Joseph Lyga, 59, has served on the Bayonne Fire Department since 1985. He is presently a Battalion Chief. In addition, Mr. Lyga has been a self-employed contractor for the last 25 years in information systems design. He has assisted the Company and the Bank with information technology issues and security since their founding.

Mr. Lyga has been a director of the Company since its incorporation in 2003, and a director of the Bank since 2003. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department Local #211 and has served as President, Vice President, Secretary and Treasurer of the Bayonne Fire Department Local #11. Mr. Lyga is also a member of the Sicilian Citizens Club. Mr. Lyga graduated from Marist High School and attended New Jersey City University. He also studied computer programming and network design at the Chubb Institute. Mr. Lyga’s dedicated service to the Bayonne community, his extensive business background and his information technology experience provide the Board with desired insight and information technology context.

Dr. August Pellegrini, Jr., 59, was born and raised in Bayonne, NJ, and practiced general dentistry there until 2016. He graduated Rutgers College in 1982 with a dual degree in biology and psychology, and graduated Temple University School of Dental Medicine in 1986. He is a member of the American Dental Association, New Jersey Dental Association (where he served as its President in 2010), and the Hudson County Dental Society. He has achieved Fellowship in the Academy of General Dentistry. Dr. Pellegrini owned and operated his dental practice for 30 years, during which time he also became an Associate Dean at the Rutgers School of Dental Medicine in Newark, NJ. Dr. Pellegrini sits on the Board of Trustees of Matheny Hospital in Peapack, NJ, where he is chairman of the Audit Committee and a member of the Finance Committee. Dr. Pellegrini’s professional background and experience and his long-time service to the community bring valuable insights to the Board.

James G. Rizzo, 59, is currently in the Real Estate Management business, after having spent more than thirty years in a career focused on the High Yield Bond Markets. His career began at Drexel Burnham, and was a Managing Director in Guggenheim Partners, Citicorp, and Fleet Bank. Mr. Rizzo’s most recent position was as a Managing Director at Dahlman Rose and Company, from which he retired. Mr. Rizzo is a graduate of St. Peter's University, where he earned a B.S. in Business Administration. He currently serves on the University’s Board of Regents and the Advisory Board of the University’s Business School. He is also a graduate of St. Peter's Preparatory School, and is involved in planning the future of Saint Peter’s Preparatory School as a former member of the Board of Trustees. Mr. Rizzo is a member of the Rutherford Planning Board and the Rutherford Economic Development Committee. He is also a Trustee of the Rutherford Public Library, as well as the Rutherford Library Foundation. Mr. Rizzo additionally serves on the Board of St. Dominic’s Academy in Jersey City, N.J. Mr. Rizzo’s extensive experience in the financial industry and real estate management provide key insights for the Board.

Spencer B. Robbins, 66, has been the managing director of the law firm of Robbins & Robbins, Woodbridge, New Jersey, for the past 32 years. The firm is a full-service law office, with a specialty in civil litigation. Mr. Robbins served as Chairman of the Board of Directors of Allegiance Community Bank until it merged with BCB Community Bank in 2011. Mr. Robbins has served on the Board of Directors of the Company since the merger. Mr. Robbins previously served as the Chief Judge of the Woodbridge Township and South Plainfield Municipal Courts, and was the Municipal Court Judge of the Borough of Sayreville. Mr. Robbins is associated with the Woodbridge Artisan Guild. Mr. Robbins’ extensive experience as a practicing attorney and as the former Chairman and a founder of Allegiance Community Bank provides the Board with valuable insight into legal and banking issues and trends.

Executive Officers who are not Directors

Set forth below is biographical information regarding the executive officers of the Bank who are not directors.

Thomas P. Keating, C.P.A., 63, has served as Chief Financial Officer of BCB Bancorp, Inc., and BCB Community Bank since March 2014. Mr. Keating is a Certified Public Accountant. From 2011 until 2014, Mr. Keating was Chief Financial Officer and Chief Operating Officer of Enterprise National Bank. Prior thereto, Mr. Keating was Chief Financial Officer of AES Red Oak, LLC. Mr. Keating graduated from Marist High School, received a B.S. degree in Accounting from St. Peter’s College, n/k/a St. Peter’s University, and an M.S. degree in Taxation from Seton Hall University. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Michael Lesler, 48, has been the Executive Vice President and Chief Operating Officer of BCB Bancorp, Inc., and BCB Community Bank since April 2018. He was formerly the Executive Vice President and Chief Operating Officer of Clifton Bancorp, Inc. and Clifton Savings Bank from April 2016 to April 2018. From

December 2013 to April 2016, Mr. Lesler served as President and Chief Executive Officer of Bancorp of New Jersey, Inc. and its wholly owned subsidiary, Bank of New Jersey. From June 2009 to December 2013, Mr. Lesler served as President and Chief Operating Officer of Bancorp of New Jersey, Inc. and Bank of New Jersey.

Sandra L. Sievewright, 55, is the Chief Compliance and Chief Risk Officer of BCB Community Bank.  She has been in the banking industry for over 25 years. Ms. Sievewright’s diverse experience includes management positions in Compliance, Bank Secrecy, Community Reinvestment, Marketing, Security, Branch Administration, Operations and Residential Lending. She joined BCB Community Bank in May 2014. From July 2013 to May 2014, Ms. Sievewright was the Senior Vice President and BSA/Compliance Officer of First Commerce Bank in Lakewood, NJ. From October 2005 to July 2013, Ms. Sievewright was the Senior Vice President and Compliance Officer of Bogota Savings Bank in Teaneck, NJ. Ms. Sievewright is a graduate of Albright College in Reading, PA.

John J. Brogan, Esq., 58, has practiced law for over 30 years. He has served as General Counsel and Vice President of BCB Bancorp, Inc., and BCB Community Bank since July 2010. In that capacity, Mr. Brogan manages all litigation the Company and the Bank are involved in, is responsible for the corporate governance practices of the Company and the Bank, and is involved with all issues coming before the Boards and the Committees of the Company and the Bank. Prior to joining BCB, Mr. Brogan was the senior member of Brogan, Brogan, Fanuele & Schmerler, P.C., a full-service law firm in Shrewsbury, New Jersey. Mr. Brogan founded the firm in 1992. Mr. Brogan is a member of the New Jersey State Bar Association and its Banking Law Section. Mr. Brogan is an active volunteer with Holiday Express, a non-profit organization bringing the gift of human kindness to the disadvantaged. Mr. Brogan is a proud past President of the Friendly Sons of St. Patrick of the Jersey Shore. Mr. Brogan received a B.A. from Haverford College, Haverford, Pa., and a J.D. from New York Law School, New York, NY.

Board Independence

The Board of Directors has determined that, as of December 31, 2018, except as to Mr. Coughlin, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Coughlin is not considered independent because he is the President and Chief Executive Officer of BCB Bancorp, Inc., and BCB Community Bank.

The Board of Directors has also determined that each member of the Audit Committee and the Compensation Committee of the Board of Directors meets the independence requirements applicable to that committee prescribed by the Nasdaq Marketplace Rules, the SEC and the Internal Revenue Service. In determining the independence of each director, the Board of Directors, except as noted below, did not consider any transactions not required to be reported under the section herein entitled “Related Party Transactions.”

The Bank leases its 190 Park Avenue, Rutherford, New Jersey, branch office (which opened in February 2015) from a limited liability company in which Mr. Rizzo owns a 50% membership interest and Mr. Hogan owns a 50% membership interest. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party unaffiliated with the Bank. During 2017, total lease payments of $92,635.75 were made to that limited liability company. During 2018, total lease payments of $91,121.89 were made to that limited liability company. Payments under the lease from January 2018 through April 2018 were $6,545.88 per month, and payments under the lease from May 2018 through the end of the 2018 were $6,742.25 per month.

The Bank leases its 734 Ridge Road, Lyndhurst, New Jersey, branch office (which opened in July 2016) from a limited liability company in which directors Ballance, Bielan, Coughlin, Hogan, Lyga, Pellegrini, Rizzo and Robbins each own a 10% membership interest. Former director Gary Stetz owns a 10% membership interest. The remaining 10% membership interest is owned by a limited liability company of which Director Brogan is a member. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party unaffiliated with the Bank. During 2018, total lease payments of $88,200.00 were made to that limited liability company. Payments under the lease were $7,350.00 per month in 2018.

The Bank purchased flooring, carpeting, mats and window treatments for certain of its branches from a company in which Director Ballance is the sole owner. We believe the cost of these purchases is comparable to the cost that would have been available by a third party unaffiliated with the Bank. During 2018, the Bank’s purchases from the company totaled $11,808.11.

Board Leadership Structure and Risk Oversight

The Company separates the principal executive officer and board chair positions to provide a higher degree of independence and transparency between the Board of Directors and management. This leadership structure has been in place since the incorporation of the Company. The Board of Directors believes that this leadership structure is most appropriate given the Company’s conservative risk profile, the Board of Directors’ role in monitoring the Company’s execution of its strategic plan, and the risk elements associated with such execution.

The Board of Directors monitors the Company’s risk profile through a number of departments within the Bank, as well as independent contractors, to monitor, measure and advise of certain risk parameters of the Company and the Bank, such as interest rate risk, credit risk, cybersecurity risk, liquidity risk, compliance risk and concentration risk. Reports assessing the Company’s and the Bank’s risk profiles are provided to management, to the appropriate sub-committee(s) of the Board and to the full Board of Directors. With the increasing use and reliance on electronic communication and information technology, and the vital role data systems play in the operation of the Bank, regular presentations are made by the Bank’s IT Department and IT Committee to the full Board of Directors regarding cybersecurity risk. Additionally, compliance training is provided to the full Board to provide better understanding of the aforesaid risks and the Board’s role in managing same. Given the independent roles both the Board and management have in monitoring the Company’s risk, the Company believes that its current leadership and reporting structures are well-positioned to identify and mitigate risks as they may arise.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. Our standing committees include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Bank’s committees include a joint Asset Liability/Enterprise Risk Management Committee (which meets quarterly), an Investment Committee, an Audit Committee, a Compensation Committee, an Information Technology Committee, a Budget Committee, a Loan Committee, an Executive Committee, a Legal Committee, a Nominating and Corporate Governance Committee and a Site Committee.

During the year ended December 31, 2018, the Board of Directors of the Company held 12 regular meetings and two special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during 2018. The Company does not have a written policy regarding director attendance at annual meetings of shareholders. At last year’s annual meeting, all directors of the Company were in attendance.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Directors Bielan, Collins, Pellegrini and Robbins. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and this charter has been posted to our web-site at www.bcb.bank. For the year ended December 31, 2018, the Nominating and Corporate Governance Committee met three times.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

•	to develop and recommend to the Board of Directors for its approval corporate governance guidelines; and

•	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee of the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has experience and achievement which provides them with the ability to exercise good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and,

•	has the capacity and desire to represent the balanced, best interests of all of our shareholders as a group, and not a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and, if a nominee is sought for our Audit Committee, the financial and accounting expertise of a candidate.

Although the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board of Directors will also evaluate a potential director nominee's personal character, community involvement and willingness to serve, so that he or she can help further the Company’s and the Bank’s role and mission as a community-based financial institution.

Consideration and Procedures for Shareholder Recommendations for the Nomination of Directors

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. Consequently, our Board of Directors has adopted procedures for the submission of director nominees by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002. The Corporate Secretary must receive said submission at least 90 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

The submission must include the following information:

1.	The name of the person recommended as a director candidate;

2.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	a statement of the candidate’s business and educational experience;

5.	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

6.	as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

7.	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and,

8.	proof that the person making the recommendation is herself, himself or itself a shareholder.

The Corporate Secretary has not received any shareholder recommendations for nominations to the Board of Directors at the Company’s upcoming annual meeting. Any person making a shareholder nomination at the annual meeting shall provide the information set forth above regarding themselves and the proposed nominee at the annual meeting.

Shareholder Communications with the Board

A shareholder who wishes to communicate with our Board of Directors or with any individual director can write to our Corporate Secretary, 595 Avenue C, Bayonne, New Jersey 07002. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly (for example, where the request is for information about the Company or is a stock-related matter); or,
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors’ meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Code of Ethics

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and/or persons performing similar functions. Our Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

The Audit Committee

The Audit Committee is a joint committee of the Company and the Bank. As of December 31, 2018, the Audit Committee consisted of Directors Pellegrini, Lyga, and Robbins, and Mr. Pulomena, a director of the Bank. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;
•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;
•	approving the scope of the audit(s) in advance;
•	reviewing and approving, when appropriate, necessary and/or required, the financial statements and the audit report of the Company with management and the independent registered public accounting firm;
•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;
•	reviewing earnings and financial releases and quarterly reports filed with the SEC;
•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;
•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and,
•	reviewing the adequacy of the audit committee Charter.

The Audit Committee met 12 times during 2018. The Board of Directors has adopted a written charter for the Audit Committee and this charter has been posted to our website at www.bcb.bank. The Committee reports to the Board of Directors on its activities and findings. The Board of Directors believes that Mr. Pulomena qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. Mr. Pulomena replaced Chairman Hogan as the “audit committee financial expert” in August 2018. Chairman Hogan was designated the “audit committee financial expert” following the resignation of Mr. Stetz in June 2018.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2018;
•	Discussed with the independent registered public accounting firm, with and without management, the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended; and,
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to be filed with the SEC. In addition, the Audit Committee approved the appointment of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to the ratification of that appointment by our shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:

John Pulomena (Chairman)

August Pellegrini, Jr.

Joseph Lyga

Spencer B. Robbins

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act. Executive officers, directors and 10% beneficial owners are required to file beneficial ownership reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of such ownership reports, we believe that three late filings occurred during the fiscal year ended December 31, 2018. A Form 4 was filed with the SEC on December 3, 2018, regarding a small acquisition under Rule 16a-6 by Director Spencer B. Robbins. A Form 4 was filed with the SEC on May 2, 2018, regarding a purchase of securities by Director Robert Balance. A Form 3 was filed with the SEC on December 19, 2018, regarding the initial statement of beneficial ownership of securities by Director Vincent DiDomenico, Jr. Based on our review of such ownership reports, we believe that no other officer or director failed to timely file such ownership reports for the fiscal year ended December 31, 2018.

The Compensation Committee

During the year ended December 31, 2018, the Compensation Committee met five times to determine our compensation programs and adjustments. The Compensation Committee of the Company, as of December 31, 2018, consisted of Directors DiDomenico, Lyga and Robbins. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Mr. Coughlin does not participate in the Board of Directors’ determination of his compensation as Chief Executive Officer or President. The Board of Directors has adopted a written charter for the Compensation Committee and this charter has been posted to our web-site at www.bcb.bank.

Roles and Responsibilities. The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies in order to oversee and evaluate our overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•	Evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive management, and evaluating the performance of executive management in light of those goals and objectives;
•	Administering and having discretionary authority over the issuance of equity awards to employees and directors under the Company’s 2011 and 2018 Equity Incentive Plan;
•	Reviewing, evaluating and recommending the compensation level for the chief executive officer;
•	Reviewing, evaluating and recommending compensation levels of other key executive officers; and,
•	Reviewing, evaluating and determining the compensation (including stock option awards, retainers, fees, etc.) to be paid to directors of the Company and of affiliates of the Company for their service on the Board(s).

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. The performance of the Chief Executive Officer and other members of executive management is reviewed annually by the Compensation Committee. Performance evaluations are generally measured on criteria applicable to executive management as a whole and to the specific responsibilities of each member of executive management. While strict numerical formulas are not used to evaluate the performance of our members of executive management, criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise, general management skills and each executive’s contribution to our successful operation. These criteria are evaluated not only on current-year performance, but also on the trend of performance over the past several years and within the context of unusual operating and performance issues. The Committee also takes into consideration factors outside the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Except for our President and Chief Executive Officer, our members of executive management generally are not engaged directly with the Compensation Committee in setting the amount or form of their compensation or director compensation. However, as part of the annual performance review for our members of executive management other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s perspective on each member of executive management’s individual performance. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews, evaluates and determines the form and amount of compensation paid to our directors.

The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), to assist in determining the amount or form of executive and director compensation paid during the year ended December 31, 2018. The Compensation Committee considered the independence of Meridian under the Securities and Exchange Commission rules and the Nasdaq corporate governance listing standards. The Compensation Committee considered the following factors: (1) other services provided to the Company by Meridian; (2) fees paid by the Company as a percentage of the Company’s total revenue; (3) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and any member of the Compensation Committee; (5) any Company common stock owned by the senior advisors; and (6) any business or personal relationships between the Company’s or the Bank’s executive officers and Meridian. The Compensation Committee discussed these considerations and concluded that Meridian was independent and had no conflicts of interest with respect to the engagement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. None of the members of the Compensation Committee were officers or employees of the Company or the Bank during the fiscal year ended December 31, 2018, or were former officers of the Company or the Bank.

During the fiscal year ended December 31, 2018: (i) no executive of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and, (iii) no executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company or the Bank.

Compensation Discussion and Analysis

Compensation Objectives. Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objectives of our compensation program are to retain, motivate and reward employees and officers (including Named Executive Officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. In addition, our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with shareholder interests. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers a range of compensation techniques as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that contribute to our earnings within risk tolerance.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

We believe that we can achieve the objectives of our compensation philosophy by implementing a compensation program that is competitive with our industry peers and creates appropriate incentives for our management team.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the “Executive Compensation Summary” which appears later herein. These five current executives are referred to in this discussion as “Named Executive Officers.”

Name	Title as of December 31, 2018

Thomas M. Coughlin	President and Chief Executive Officer

Thomas P. Keating	Chief Financial Officer

Michael Lesler	Chief Operating Officer

Sandra Sievewright	Chief Risk Officer and Chief Compliance Officer

John J. Brogan, Esq.	General Counsel and Chief Legal Officer

Designing our Compensation Program. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, experience and performance levels. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers.

Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of the Company and the Bank;

•	experience and prior performance of our executives in successfully implementing and completing strategic goals;

•	experience in all aspects of risk management;

•	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

•	disciplined decision-making that respects our strategic plan but adapts quickly to change;

•	the retention and development of incumbent executives who meet or exceed performance objectives, since recruiting executives can be expensive, unpredictable and may have a disruptive effect on our operations;

•	the compensation and employment practices of our competitors within the financial services industry and elsewhere in the marketplace; and,

•	each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and the Named Executive Officers. Our Compensation Committee and President and Chief Executive Officer have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and recommends the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers the Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation and our financial condition and performance.

The President and Chief Executive Officer provides the Compensation Committee with input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself. In addition to providing factual information on relevant measures, the President and Chief Executive Officer articulates senior management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future evaluations and otherwise provides information to assist the Compensation Committee. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

The President and Chief Executive Officer participates in Compensation Committee activities purely in an informational and advisory capacity. He has no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer does not attend the portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No Named Executive Officer (other than the President and Chief Executive Officer) attends the portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. In 2018, the Board of Directors, in consultation with the Compensation Committee, engaged Meridian Compensation Partners, LLC, as a compensation consultant. Meridian assisted the Compensation Committee with respect to the design of the 2018 Equity Incentive Plan and the allocation of awards thereunder and provided input on the Company’s overall executive compensation program and market competitiveness.

Elements of Compensation. Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

•	non-equity bonus and incentive compensation, which is recommended by the Compensation Committee based on the satisfaction of company-wide and individually-based performance objectives;

•	equity compensation, which provides incentives to maximize shareholder value;

•	severance benefits payable pursuant to employment agreements with certain Named Executive Officers;

•	benefits payable pursuant to our 401(k) plan; and,

•	health and welfare benefits.

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in recommending a Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when the Company, the Bank and the Named Executive Officer are successful in realizing the interests of the Company and the Bank.

The Compensation Committee reviewed compensation for the year ended December 31, 2018, for the Named Executive Officers, relative to the competitive market and to the results delivered on established objectives and performance criteria, and concluded that each Named Executive Officer’s compensation was consistent with market practice and was based on the Named Executive Officer’s performance. Additionally, since our shareholders strongly approved our compensation program as described in our Definitive Proxy Statement for the Annual Meeting of Shareholders filed with the SEC on March 26, 2018, our compensation program for the fiscal year ended December 31, 2018, was, except for the adoption, and issuance of awards under, of the 2018 Equity Incentive Plan, designed to be materially consistent with the compensation program for the fiscal year ended December 31, 2017.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

•	market data for peer institutions and direct competitors located in New Jersey, the New York metropolitan area and the northeast region;

•	internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;

•	individual performance of the Named Executive Officer;

•	qualifications and experience of the Named Executive Officer; and,

•	our financial condition and results of operations, including tax and accounting impact of the base salaries.

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels of our peer institutions, after taking into account the considerations discussed above. Based on the foregoing, the Compensation Committee approved, and the disinterested members of the Board ratified, the annual rates of base salary for Messrs. Coughlin, Keating, Lesler and Brogan and Ms. Sievewright are as follows:

Name	Base Salary Prior to July 1, 2018	Base Salary as of July 1, 2018
Thomas Coughlin	$432,000	$560,000
Thomas P. Keating	$237,600	$237,600
Michael Lesler	$275,000	$275,000
Sandra Sievewright	$162,000	$200,000
John J. Brogan, Esq.	$205,000	$205,000

Details regarding the base salary earned by the Named Executive Officers are included in the “Executive Compensation Summary” following this section.

Non-Equity Bonus and Incentive Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board discretionary bonus payments to the Named Executive Officers. While strict numerical formulas were not used to quantify the bonus payments payable to the Named Executive Officers in 2018, both company-wide and individually-based performance objectives are used by the Compensation Committee to recommend bonus payments. Company-wide performance objectives focus on growth, expense control, asset quality (particularly the quality of our loan portfolio and positive results of our quality control audits), compliance audits and regulatory “safety and soundness” examinations. Such performance objectives are customarily used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and as a trend of performance over the prior three years. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our market area.

The Compensation Committee determined that the bonuses awarded in 2018 reflect and reward the strong performance and efforts of the Named Executive Officers in successful completion of the merger with IA Bancorp, Inc., the integration of the core computer system and branches of Indus-American Bank, a successful subordinated debt offering, increased growth of the Company and the Bank, and a positive trend in earnings and stability.

The “Executive Compensation Summary” below provides the bonus payments which were paid to the Named Executive Officers in 2018.

Equity Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board equity awards to be granted to the Named Executive Officers under our 2018 Equity Incentive Plan in an effort to focus their attention on our sustained, long-term financial performance. The Compensation Committee believes that equity awards: (1) reward the Named Executive Officers for long-term, sustained performance and stock price growth; (2) align the Named Executive Officers’ interests with our shareholders through stock ownership; and (3) provide an incentive to the Named Executive Officers to remain employed with the Company and the Bank through applicable vesting periods of the awards.

In 2018, Messrs. Coughlin, Lesler and Brogan were granted restricted stock awards (“RSAs”) and Mr. Coughlin was awarded stock options under the 2018 Equity Incentive Plan. These equity awards vest at a rate of 50% per year on each yearly anniversary date following the date of grant. The Compensation Committee believes the RSAs and stock options granted will align the aforementioned Named Executive Officers’ interests with the long-term performance of the Company and the Bank.

Severance Benefits. We maintain employment agreements with Messrs. Coughlin, Keating, Lesler, and Brogan and Ms. Sievewright which provide them with severance payments in the event of termination of employment without cause. In addition, the employment agreements provide payments to them in the event of termination of employment within 12 months of a change in control of the Company or the Bank (as the term “change in control” is defined in the employment agreements), except when such termination of employment is for cause, death or disability (as those terms are defined in the employment agreements).

Please see “Executive Compensation - Benefit Plans” below for a more thorough description of these agreements. Please also see “Executive Compensation-Termination Payment Table” below for more information related to the payments that would be made under certain scenarios with respect to these agreements.

Retirement Plans. The Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Under the plan, each eligible employee is permitted to defer, on a pre-tax basis, up to 25% of his or her annual salary for retirement (subject to limitations under the Internal Revenue Code). The Bank contributes an amount equal to 100% of the first 3% of an employee’s contribution, and 50% of the next 2% of an employee’s contribution. We do not provide our employees, including the Named Executive Officers, with any non-qualified supplemental retirement benefits.

Health and Welfare Benefits. We provide group health, dental and vision insurance coverage to our employees, including the Named Executive Officers, with the employees being responsible for a portion of the premiums. The Compensation Committee believes these benefits are appropriate and assist the employees in fulfilling their employment obligations.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act on December 22, 2017, publicly-held corporations are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each covered employee, defined as the publicly-held corporation’s principal executive officer, principal financial officer and three additional highest compensated officers during any taxable year of the corporation beginning after December 31, 2016. The Tax Act “grandfathers” certain compensation in excess of the $1 million deduction limitation, including compensation that is “qualified performance-based compensation” within the meaning of Section 162(m) prior to the Tax Act, if payable pursuant to a written binding contract in effect as of November 2, 2017 that is not modified in any material respect thereafter.

A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we structure our compensation program in a tax efficient manner. We will continue to evaluate and monitor our executive compensation program in light of the enactment of the Tax Act, particularly the changes to Section 162(m) of the Code.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company or the Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of the Company and the Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the Company and the Bank. With respect to our non-equity bonus compensation program, the Compensation Committee utilized both the company-wide and individual performance objectives to recommend any bonus payments made. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, because the Compensation Committee evaluates the company-wide performance objectives as a trend of performance over the prior three years, the long-term financial performance of the Company and the Bank is considered for any bonus payments awarded.

Finally, by recommending the granting of RSAs and stock options under the Company’s equity incentive plan, the Compensation Committee has attempted to place more of our common stock into the hands of our employees in an effort to align their interests with those of our shareholders, which should contribute to long-term shareholder value and decrease the likelihood that our employees would take excessive risks which might threaten the value of their common stock received under our equity compensation program.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee:

Vincent DiDomenico (Chairman)

Joseph Lyga

Spencer B. Robbins

Executive Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to Thomas Coughlin, as principal executive officer of the Company and the Bank, Thomas Keating, as the principal financial officer of the Company and the Bank, and the three other most highly-compensated officers who received total compensation of at least $100,000 from the Company or the Bank during the year ended December 31, 2018. The officers listed in the table below are each a “Named Executive Officer.”

EXECUTIVE COMPENSATION SUMMARY

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	All other compensation ($)(3)	Total ($)
Thomas M. Coughlin	2018	455,400	—	50,670	37,500	—	24,049	567,619
President, Chief Executive	2017	432,000	160,000	—	51,500	—	33,333	676,833
Officer and Director	2016	400,000	—	—	106,500	—	18,333	524,833

Thomas P. Keating	2018	237,600	88,000		—	—	13,044	338,644
Chief Financial Officer	2017	237,600	88,000	—	25,750	—	12,699	364,049
	2016	220,000	50,000	—	—	—	11,482	281,482

Michael Lesler	2018	209,961	—	124,997	—	—	474	335,432
Chief Operating Officer

John J. Brogan, Esq	2018	205,000	7,500	24,997	—	—	10,394	247,891
General Counsel	2017	205,000	50,000	—	25,750	—	9,830	290,580
	2016	185,000	100,000	—	—	—	11,968	296,968

Sandra Sievewright	2018	169,308	30,692	—	—	—	9,668	209,668
Chief Risk Officer and	2017	162,000	15,000	—	25,750	—	6,889	209,639
Chief Compliance Officer	2016	150,000	—	—	—	—	6,474	156,474

(1)	Represents the grant date fair value of the RSAs received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2018.
(2)	Represents the grant date fair value of the stock option awards received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2018.
(3)	The amounts in this column reflect what we paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A breakdown of the various elements of compensation in this column for 2018 is set forth in the table provided below.

All Other Compensation
Name	Year	Employer Contributions to 401(k) Plan ($)	Life Insurance ($)	Board Retainer ($)	Club Dues ($)	Severance Payments ($)	Total All Other Compensation ($)

Thomas M. Coughlin	2018	13,101	948	10,000	—	—	24,049
	2017	22,385	948	10,000	—	—	33,333

Thomas P. Keating	2018	12,096	948	—	—	—	13,044
	2017	11,995	704	—	—	—	12,699

Michael Lesler	2018	—	474	—	—	—	474

John J. Brogan, Esq.	2018	9,446	948	—	—	—	10,394
	2017	9,230	600	—	—	—	9,830

Sandra Sievewright	2018	8,747	921	—	—	—	9,668
	2017	6,378	511	—	—	—	6,889

Grants of Plan-Based Awards. The following table provides information for grants of plan-based awards made to our Named Executive Officers in the year ended December 31, 2018.

Grants of Plan-Based Awards For the Year Ended December 31, 2018
		Estimated future payouts under Non- equity incentive plan awards			All other stock awards: number of shares of stock or units (#)(1)	All other option awards: number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Dates	Threshold ($)	Target ($)	Maximum ($)

Thomas M. Coughlin	12/14/2018	—	—	—	4,500	—	—	50,670
	12/14/2018	—	—	—	—	25,000	11.26

Michael Lesler	12/14/2018	—	—	—	11,101	—	—	124,997

John J. Brogan	12/14/2018	—	—	—	2,220	—	—	24,997

(1)	Represents awards granted under the BCB Bancorp, Inc. 2018 Equity Incentive Plan.
(2)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718 Note 12 to our audited financial statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K, which includes the assumptions used to calculate these amounts.

Benefit Plans

Employment Agreements. On March 13, 2019, the Bank renewed Mr. Coughlin’s employment agreement, effective as of July 1, 2018. The renewed employment agreement has a term of three years.

Mr. Coughlin's employment agreement provides him an annual base salary of $560,000. The Board of Directors of the Bank has the discretion to award a performance bonus to Mr. Coughlin. In addition, Mr. Coughlin is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Coughlin's involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump-sum cash payment equal to his base salary at the time of the termination; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of his employment agreement; (B) the date on which such coverage is made available to Mr. Coughlin through subsequent employment; or (C) the date Mr. Coughlin becomes eligible for Medicare coverage.

In addition, the employment agreement provides payment to him in the event of termination of employment within 12 months of a change in control of the Company or the Bank (as the term “change in control” is defined in his employment agreement), except when such termination of employment is for cause, death or disability (as those terms are defined in his employment agreement), of a lump-sum cash payment equal to his base salary at the time of the termination.

Upon termination of employment other than following a change in control or involuntary termination of employment without cause, each executive agrees not to compete with the Bank for one year following his or her termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

On March 13, 2019, the Bank renewed the individual employment agreements of Mr. Keating, Mr. Brogan and Ms. Sievewright, effective as of July 1, 2018. Each employment agreement has a term of one year.

The employment agreements for Mr. Keating, Mr. Brogan and Ms. Sievewright provide annual base salaries of $237,600, $205,000 and $200,000, respectively. The Board of Directors of the Bank has the discretion to award a performance bonus to each executive. In addition, each executive is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, he or she will be entitled to: (i) of a lump-sum cash payment equal to the executive’s base salary at the time of the termination; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of: (A) the end of the term of his or her employment agreement; or, (B) the date on which such coverage is made available to the executive through subsequent employment.

In addition, each employment agreement provides payment to the executive in the event of termination of his or her employment within 12 months of a change in control of the Company or the Bank (as the term “change in control” is defined in the employment agreements), except when such termination of employment is for cause, death or disability (as those terms are defined in the employment agreements), of a lump-sum cash payment equal to his or her base salary at the time of the termination.

Upon termination of employment other than following a change in control or involuntary termination of employment without cause, each executive agrees not to compete with the Bank for one year following his or her termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

On April 9, 2018, the Bank entered into an employment agreement with Mr. Lesler. The employment agreement has a term of two years. The employment agreement provides an annual base salary of $275,000. The Board of Directors of the Bank has the discretion to award a performance bonus to him. In addition, he is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Lesler’s involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) of a lump-sum cash payment equal to the executive’s base salary at the time of the termination; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of: (A) the end of the term of his employment agreement; or, (B) the date on which such coverage is made available to him through subsequent employment.

In addition, his employment agreement provides payment to him in the event of termination of employment within 12 months of a change in control of the Company or the Bank (as the term “change in control” is defined in his employment agreement), except when such termination of employment is for cause, death or disability (as those terms are defined in his employment agreement), of a lump-sum cash payment equal to two (2x) times his base salary at the time of the termination.

Upon termination of employment other than following a change in control or involuntary termination of employment for reasons other than cause, disability or death, Mr. Lesler agrees not to compete with the Bank for one year following his termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2018, for our Named Executive Officers.

	Option awards					Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#)(1) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas M. Coughlin	3,500	1,500	—	8.93	9/29/2021
	5,000	5,000	—	9.03	1/17/2023
	4,000	6,000	—	13.32	3/7/2024
	3,000	7,000	—	10.81	12/2/2025
	33,333	16,667	—	10.92	9/16/2026
	5,000	20,000	—	12.40	9/13/2027
	—	25,000	—	11.26	12/14/2028	4,500	47,115	—	—

Thomas P. Keating	1,600	400	—	12.19	10/20/2024
	3,000	2,000	—	10.55	12/29/2025
	2,500	10,000	—	12.40	9/13/2027

Michael Lesler	—	—				11,101	116,227	—	—

John J. Brogan, Esq.	1,600	400	—	12.19	10/20/2024
	3,000	2,000	—	10.55	12/29/2025
	2,500	10,000	—	12.40	9/13/2027	2,220	23,243	—	—

Sandra Sievewright	1,500	1,000	—	10.55	12/29/2025
	2,500	10,000	—	12.40	9/13/2027

(1)	The stock options granted to Mr. Coughlin expiring on 9/29/2021, 1/17/2023, 3/7/2024 and 12/2/2025 vest at a rate of 10% per year, commencing on the one-year anniversary date following the date of grant. The stock options granted to Mr. Coughlin expiring on 9/16/2026 vest at a rate of 33.33% per year, commencing on the one-year anniversary date following the date of that grant. The stock options granted to Mr. Coughlin expiring on 9/13/2027 vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of that grant. The stock options granted to Mr. Coughlin expiring on 12/14/2028 vest at a rate of 50% per year, commencing on the one-year anniversary date following the date of that grant. All stock options granted to Mr. Keating, Mr. Brogan and Ms. Sievewright vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of grant. All stock options awarded have a ten-year term to be exercised from the date of grant.
(2)	Amounts shown represent time-based restricted stock awards granted on December 14, 2018 and vest at a rate of 50% per year, commencing on the one year anniversary date following the date of grant.
(3)	Amounts shown are based on the fair market value of the Company common stock on December 31, 2018 (the last trading day of 2018) of $10.47.

Options Exercised. No stock options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2018.

Stock Benefit Plans

BCB Bancorp, Inc. Stock Option Plan. Outside directors and employees of the Company, the Bank or their affiliates were eligible to participate and receive awards under the BCB Bancorp, Inc., 2011 Stock Option Plan (“2011 Stock Option Plan”). The Company reserved 900,000 shares of common stock to be issued pursuant to grants of stock options under the 2011 Stock Option Plan. No further grants will be made under the 2011 Stock Option Plan; however, there are 804,600 shares of common stock outstanding under the 2011 Stock Option Plan.

Unless otherwise specified in an award agreement, the vesting of stock options will accelerate upon death, disability or a change in control of the Company or the Bank.

BCB Bancorp, Inc. 2018 Equity Incentive Plan. Directors and employees of the Company, the Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc., 2018 Equity Incentive Plan (“2018 Equity Incentive Plan”). The Company reserved 1,000,000 shares of common stock to be issued pursuant to grants of stock options, restricted stock and restricted stock units under the 2018 Equity Incentive Plan.

A stock option gives the recipient the right to purchase shares of common stock of the Company at a specified price during a specified period of time. Awards may be granted as either incentive or non-qualified stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

A restricted stock award gives the recipient a grant of shares of our common stock for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock. Shares of common stock issued as restricted stock shall count against the reserved 1,000,000 shares of common stock as two (2) shares of stock for every one (1) share of stock issued under the 2018 Equity Incentive Plan. Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period. No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the recipient that has been granted the restricted stock award unless and until the recipient vests in the restricted stock award.

A restricted stock unit gives the recipient a grant of units that may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Awards may be settled in shares of our common stock, or in the sole discretion of the Compensation Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the 2018 Equity Incentive Plan or the award agreement. Shares of common stock issued as restricted stock units shall count against the reserved 1,000,000 shares of common stock as two (2) shares of stock for every one (1) share of stock issued under the 2018 Equity Incentive Plan. Recipients of units have no voting rights with respect to any restricted stock units granted. Dividend rights may be paid on restricted stock units, in the sole discretion of the Committee, exercised at the time of grant, as specified in the Award Agreement.

Unless otherwise specified in an award agreement, the vesting of stock options, restricted stock awards and restricted stock units will accelerate upon involuntary termination of employment or service simultaneous with or following a change in a change in control of the Company or the Bank.

Tax-Qualified Benefit Plans

401(k) Plan. The Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the plan as follows: for employees hired prior to September 1, 2014, upon completion of one year of service with the Bank; for employees hired on September 1, 2014, through December 31, 2014, upon completion of six months of service with the Bank; for employees hired on January 1, 2015, and thereafter, upon completion of one year of service with the Bank. The 401(k) plan allows a participant to contribute, on a pre-tax basis, up to 25% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $18,500 for 2018 for Employees under 50 years of age, and $24,500 for 2018 for Employees over 50 years of age. In addition, the Bank may make: (i) discretionary qualified non-elective contributions; and/or (ii) discretionary matching contributions to the 401(k) plan, both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants. A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions which were allocated to his or her account. The Bank may make profit-sharing contributions at its discretion which will be allocated annually in accordance with the terms of the 401(k) plan. Any discretionary matching contributions and/or profit-sharing contributions made by the Bank which are allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in any profit sharing contributions upon his or her death, disability, or attainment of age 65 while employed with the Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of Company common stock through the BCB Bancorp Stock Fund.

Potential Payments Upon Termination or Change in Control - The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon the involuntary termination of employment (for a reason other than cause), disability, death, or a change in control, if such termination were effective as of December 31, 2018. The table below does not reflect amounts with respect to plans or arrangements generally available to all employees. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Involuntary Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Thomas M. Coughlin
Employment Agreement (2)	$560,000	$560,000	$4,464	$—
2011 Stock Option Plan (1)	$12,590	$22,100	$22,100	$22,100
2018 Equity Incentive Plan (4)	$—	$47,115	$982	$982

Thomas P. Keating
Employment Agreement (3)	$237,600	$237,600	$4,464	$—
2011 Stock Option Plan (1)	$—	$—	$—	$—
2018 Equity Incentive Plan (4)	$—	$—	$—	$—

Michael Lesler
Employment Agreement (3)	$275,000	$550,000	$11,727	$13,112
2018 Equity Incentive Plan (4)	$—	$116,227	$2,421	$2,421

Sandra Sievewright
Employment Agreement (3)	$200,000	$200,000	$7,017	$7,980
2011 Stock Option Plan (1)	$—	$—	$—	$—
2018 Equity Incentive Plan (4)	$—	$—	$—	$—

John J. Brogan
Employment Agreement (3)	$205,000	$205,000	$8,901	$7,980
2011 Stock Option Plan (1)	$—	$—	$—	$—
2018 Equity Incentive Plan (4)	$—	$23,243	$484	$484

(1)	Amount represents the difference between the fair market value of BCB Bancorp, Inc. common stock and the exercise price of the stock options that become vested and exercisable as a result of the executive’s termination of employment due to death or disability or a change in control of BCB Bancorp, Inc. or BCB Community Bank. The fair market value of BCB Bancorp, Inc. common stock on December 31, 2018, was $10.47.
(2)	For “Involuntary Termination” column, amount reflects the sum of: (i) $560,000; and (ii) the estimated employer cost of continued life, medical and dental insurance through June 30, 2019. For “Change in Control” column, amount reflects a cash payment equal to $560,000. For “Disability” column, amount reflects an estimated employer cost of continued life, medical and dental insurance through June 30, 2019. For “Death” column, amount reflects the estimated employer cost of continued family medical and dental insurance coverage for one year.
(3)	For “Involuntary Termination” column, amount reflects the sum of: (i) a cash payment equal to one times the executive’s annualized 2018 base salary; and (ii) the estimated employer cost of continued life, medical and dental insurance through June 30, 2019. For “Change in Control” column, amount reflects a cash payment equal to one times the executive’s average annualized 2018 base salary at the time of the change in control. For “Disability” column, amount reflects an estimated employer cost of continued life, medical and dental insurance through June 30, 2019. For “Death” column, amount reflects the estimated employer cost of continued family medical and dental insurance coverage for one year
(4)	The amounts shown relating to unvested stock options and stock awards are based on the fair market value of the Company’s common stock on December 31, 2018 (last trading day of 2018) of $10.47 per share.

Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our Non-employee Directors for the year ended December 31, 2018. Compensation paid to Directors who are also Named Executive Officers is reflected in the “Executive Compensation Summary” above.

Director Compensation
Name	Fees earned or paid in cash ($)(1)	Non-qualified deferred compensation earnings ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All other compensation ($)(4)	Total ($)
Mark D. Hogan	53,100	—	50,670	37,500	14,205	155,475
Robert Ballance	57,000	—	50,670	37,500	—	145,170
Judith Q. Bielan	49,400	—	50,670	37,500	—	137,570
Joseph Brogan	50,700	—	50.670	37,500	—	138,870
James Collins	54,900	—	50.670	37,500	—	143,070
Vincent DiDomenico	52,200	—	50,670	37,500	—	140,370
Joseph Lyga	54,000	—	50,670	37,500	—	142,170
August Pellegrini	49,700	—	50.670	37,500	—	137,870
John Pulomena	25,400	—	50,670	37,500	—	113,570
James Rizzo	52,500	—	50,670	37,500	—	140,670
Spencer Robbins	52,400	—	50.670	37,500	—	140,570

(1)	Included in these totals are certain fees earned during the fourth quarter of 2018, but paid in 2019.
(2)	Represents the grant date fair value of the RSAs received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2018.
(3)	Represents the grant date fair value of the stock option awards received by the directors under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Awards were granted under the BCB Bancorp, Inc. 2018 Equity Incentive Plan.
(4)	For Mr. Hogan, amount represents perquisites received in the form of a country club membership.
(5)	As of December 31, 2018, each director has the following outstanding stock option and restricted stock awards:

Name	Option Awards	Restricted Stock Awards
Mark D. Hogan	94,500	4,500
Robert Ballance	95,000	4,500
Judith Q. Bielan	95,000	4,500
Joseph Brogan	93,000	4,500
James Collins	94,500	4,500
Vincent DiDomenico	50,000	4,500
Joseph Lyga	94,500	4,500
August Pellegrini	70,000	4,500
John Pulomena	25,000	4,500
James Rizzo	80,000	4,500
Spencer Robbins	90,000	4,500

Director Fees

Non-employee Directors of the Company received an annual retainer of $10,000 for their services for the fiscal year ended December 31, 2018. Thomas Coughlin, who is a Director of the Company and also an executive officer of the Company, received an annual retainer of $10,000 for his services as a Director of the Company for the fiscal year ended December 31, 2018. The Directors of the Company did not receive any other remuneration for their services as directors of the Company for the fiscal year ended December 31, 2018.

Non-employee Directors of the Bank received an annual retainer of $20,000 for their services for the fiscal year ended December 31, 2018. Thomas Coughlin, who is a Director of the Bank and also an executive officer of the Bank, did not receive an annual retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2018.

During the fiscal year ended December 31, 2018, non-employee Directors of the Bank received fees and retainers ranging from $25,400 to $57,000. The fee amounts are determined by membership on Board committees and attendance at Board and Committee meetings. Non-employee directors of the Bank receive $1,000 for each Board meeting, $500 for each Special Board meeting and the following as designated members of the below Committees: (1) Audit, Compensation and Loan Committee - $300/meeting; (2) Joint ALCO/ERM/Budget Committee - $500/meeting; and, (3) $300/meeting for all other Committee Meetings attended as a designated member of the Committee. Thomas Coughlin, who is a Director of the Bank and also an executive officer, did not receive any fees or a retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2018.

Director Plans

Stock Benefit Plans. Directors are eligible to participate in the 2011 Stock Option Plan and the 2018 Equity Incentive Plan. Please see the descriptions of the plan set forth above under “Executive Compensation – Stock Benefit Plans” for further details.

Deferred Compensation Plan for Directors. The Board of Directors of the Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”), which became effective on October 1, 2005. The 2005 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code. All members of the Board of Directors of the Bank are eligible to participate in the 2005 Deferred Plan. Pursuant to the 2005 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of the fees and retainers received for his or her service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. The Bank credits the deferred amounts to a bookkeeping account. Interest is paid on such deferred amounts at a rate equal to the rate payable on the Bank’s highest paying time deposit, as determined as of the first day of each month, or as adjusted from time to time. The Bank may establish a “rabbi trust” to which the Bank may deposit such deferrals and interest, but such deposits shall remain subject to the claims of the Bank’s creditors.

A participant may make a deferral election during the first 30 days of becoming eligible to participate in the 2005 Deferred Plan with respect to amounts earned that year, specifying the amount deferred and the time and form of payment. Deferral amounts continue in effect until the participant files a notice of adjustment with the Bank. In addition, if the amount of director fees and/or retainers is increased, the participant may increase the amount of his or her deferral by filing a notice of adjustment with the Bank. Such adjustments take effect as of January 1 following the date the notice is given to the Bank. Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a participant may delay distributions or modify a previous deferral election if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.

Deferred fees will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service as a director of the Bank, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the director’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

Related Party Transactions

The Bank leases its 860 Broadway, Bayonne, New Jersey, branch office from a limited liability company owned by directors Hogan, Ballance, Bielan, Collins, Coughlin, Lyga and Pellegrini, the estate of former director Tagliareni, and former director Pasiechnik. The remaining 10% membership interest is owned by a limited liability company of which Director Brogan is a member. The percentage of ownership in the limited liability company is divided equally among the 10 individuals and/or entities. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2018, total lease payments of $165,000.00 were made to that limited liability company. Payments under the lease were $13,750.00 per month. Payments under the lease currently total $13,750.00 per month.

The Bank leases a branch office in Woodbridge, New Jersey, from a limited liability company, a portion of which is owned by director Robbins and former director Stetz. During 2018, total lease payments of $180,866.59 were made to that limited liability company. Payments under the lease from January 2018 through July 2018 were $14,374.23 per month; payments under the lease from August 2018 through September 2018 were $14,793.62 per month; and payments under the lease from October 2018 through the end of 2018 were $14,970.42 per month. Payments under the lease currently total $14,970.42 per month.

Other than as described in the preceding paragraph, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year. In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other unaffiliated persons, and do not include more than the normal risk of collectability or present other unfavorable features.

We require that any transaction in which a director, officer or a member of their immediate family has an interest, and in which the Bank is involved, must be reviewed and approved and/or ratified by the Board of Directors. Any such transaction must be made on terms no less favorable to us than it would be if we entered into a similar relationship with an unaffiliated third party. Any lending relationship between a director, officer or a member of their immediate family and the Bank must be reviewed and approved and/or ratified by the Board of Directors. All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of the Bank. The Board of Directors is responsible for overseeing the application of these policies and procedures, which are part of our written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with regulations promulgated under the Federal Reserve Act.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

  Our independent registered public accounting firm for the year ended December 31, 2018, was Wolf & Company, P.C. (“Wolf & Company”). Our independent registered accounting firm for the year ended December 31, 2017, was Baker Tilly Virchow Krause LLP (“Baker Tilly”). On March 15, 2018, the Audit Committee met and decided to dismiss Baker Tilly as our independent registered public accounting firm and approved the engagement of Wolf & Company to be our independent registered public accounting firm for the year ending December 31, 2018.

The audit report of Baker Tilly on our consolidated financial statements and on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2017 and the subsequent interim period through March 15, 2018, there were no: (1) disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

During the year ended December 31, 2017 and through March 15, 2018, we did not consult with Wolf & Company regarding any matters or events set forth in Item 304 (a)(2)(i) and (ii) of SEC regulation S-K.

The Audit Committee of the Board of Directors has approved the engagement of Wolf & Company to be our independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to the ratification of the engagement by our shareholders at this annual meeting. Representatives of Wolf & Company are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests and the best interests of our shareholders.

Fees Paid to Baker Tilly

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Baker Tilly during 2017:

Audit Fees. The aggregate fees billed to us by Baker Tilly for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $204,200 for the fiscal year December 31, 2017.

Audit Related Fees. The aggregate fees billed to us by Baker Tilly for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees,” above was $22,080 for the fiscal year ended December 31, 2017.

Tax Fees. There were no fees billed to us by Baker Tilly for professional services rendered for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2017.

All Other Fees. An additional fee of $10,000 was billed to us by Baker Tilly during the year ended December 31, 2017, for services related to the proposed merger with IA Bancorp.

There were no other fees billed to us by Baker Tilly which are not described above for the fiscal year ended December 31, 2017.

The Audit Committee has considered whether the provision of non-audit services, which related primarily to costs incurred with tax compliance services rendered, was compatible with maintaining Baker Tilly’s independence. The Audit Committee concluded that performing such services did not affect Baker Tilly’s independence in performing its function as auditor for us.

Fees Paid to Wolf & Company

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wolf & Company during 2018:

Audit Fees. The aggregate fees billed to us by Wolf & Company for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $195,000 for the fiscal year ended December 31, 2018.

Audit Related Fees. The aggregate fees billed to us by Wolf & Company for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees,” above was $14,500 for the fiscal year ended December 31, 2018.

Tax Fees. There were no fees billed to us by Wolf & Company for professional services rendered for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2018.

All Other Fees. There were no other fees billed to us by Wolf & Company which are not described above for the fiscal year ended December 31, 2018.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with tax compliance services rendered, is compatible with maintaining Wolf & Company's independence. The Audit Committee concluded that performing such services does not affect Wolf & Company’s independence in performing its function as auditor for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection Wolf & Company, P.C., as independent registered public accounting firm for the fiscal year ending December 31, 2019, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer, Chief Financial Officer and our three other Named Executive Officers of the Company is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections above. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of BCB Bancorp, Inc. (the “Company”), approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Proxy Statement, including the compensation tables and other narrative executive compensation disclosures set forth in those sections.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL III.

PROPOSAL IV – APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 20,000,000 TO 40,000,000 AND THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 30,000,000 TO 50,000,000.

The Board (the “Board”) of BCB Bancorp, Inc. (the “Company”) has approved, subject to shareholder approval, an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation, as amended, (the “Restated Certificate”) in order to increase the number of authorized shares of common stock of the Company from 20,000,000 to 40,000,000 and to increase the total number of authorized shares of capital stock of the Company from 30,000,000 to 50,000,000 (such increases, collectively, the “Share Increase”). The Board unanimously has approved the proposed Amendment and believes such action to be in the best interests of the Company and its shareholders for the reasons set forth below. The complete text of the proposed Amendment to the Restated Certificate providing for the Share Increase is set forth in Appendix A to this Proxy Statement.

Reasons for the Share Increase

The Board believes that it is in the best interests of the Company and its shareholders to have sufficient authorized shares of common stock available for possible future financings, acquisition transactions and other general corporate purposes, including, among other things, stock splits, stock dividends, redemptions and exchanges and equity compensation awards under the Company’s equity compensation plan. The Board believes that having such authorized shares of common stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued at the discretion of the Board, and for such consideration as determined by the Board, without the expense and delay of a special shareholders’ meeting, unless such approval is expressly required by applicable law or regulation or the rules of the NASDAQ Global Market. Although such issuance of additional shares with respect to future financings, acquisitions and other general corporate purposes would likely dilute existing shareholders, the Board and the Company’s management believe that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the type of transactions described above.
•	To have shares of common stock available to pursue business expansion opportunities, if any.
•	The ability to issue equity compensation awards under the Company’s equity compensation plan.

The disadvantages include:

•	The issuance of authorized but unissued capital stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material “anti-takeover” consequences.
•	Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing shareholders of the Company.
•	The shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

The Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of common stock to be authorized by the proposed Amendment to the Restated Certificate. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of the Company and its shareholders.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an “anti-takeover” effect, this proposal is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders.

If the Company’s shareholders do not approve the Amendment, then the Company will be limited in its ability to use shares of common stock for financing, acquisitions or other general corporate purposes. The Company’s current Restated Certificate authorizes the issuance of 30,000,000 shares of capital stock, divided into 20,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of March 15, 2019, there were 16,398,459 shares of common stock and 8,340 shares of preferred stock issued and outstanding. As of March 15, 2019, there were 637,158 shares of common stock reserved for issuance pursuant to the Company’s equity compensation plans.

If the Amendment to the Restated Certificate is adopted, it will become effective upon its filing with the Department of the Treasury of the State of New Jersey. It is anticipated that such filing will be made as soon as practicable following approval of this Proposal IV.

Approval Required

This proposal will require the affirmative vote of a majority of the votes cast at the Annual Meeting where a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the outcome of the voting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL IV.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received by the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002, no later than December 26, 2019.

OTHER MATTERS

Our Board of Directors is not aware of any business, other than the matters described in this Proxy Statement, to come before the annual meeting. However, if any other matter should properly come before the annual meeting, the Proxy Committee of the Board of Directors will have authority to vote its proxies in its discretion with respect to any matter as to which the Board of Directors is not notified at least five business days before the date of this Proxy Statement.

MISCELLANEOUS/FINANCIAL STATEMENTS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Our directors, officers and regular employees may solicit proxies personally, by telephone or by any other lawful means without receiving additional compensation.

A FORM 10-K CONTAINING THE COMPANY’S FINANCIAL STATEMENTS AT AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, IS BEING FURNISHED TO SHAREHOLDERS. THE FORM 10-K CONSTITUTES THE COMPANY’S ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), ON THE COMPANY’S WEBSITE, www.bcb.bank, AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 595 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 26, 2019

APPENDIX A

Amendments to the Restated Certificate of Incorporation, As Amended, to Increase the Authorized Common Stock from 20 Million to 40 Million Shares and to Increase the Total Number of Authorized Shares of Capital Stock from 30 Million to 50 Million Shares

Proposed amendments to the first paragraph of Article V of the Restated Certificate of Incorporation, as amended, to increase our authorized common stock from 20 million to 40 million shares and to increase our authorized shares of capital stock from 30 million to 50 million are set forth below, with additions indicated in bold and underline and deletions indicated in strikethrough:

The aggregate number of shares which the Company shall have authority to issue is ~~30,000,000~~50,000,000 shares, ~~20,000,000~~40,000,000 of which shall be common shares, having no par value and 10,000,000 of which shall be preferred shares, having a par value of One Cent ($0.01) per share (“Preferred Shares”).

 A-1

BCB BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" each Proposal.

1. The election as Directors of all nominees listed below each to serve for a three-year term:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
1 - Judith Q. Bielan	☐	☐	2 - James E. Collins	☐	☐	3 - Mark D. Hogan	☐	☐
4 - John Pulomena	☐	☐						

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON APRIL 25, 2019.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.edocumentview.com/BCBP

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — BCB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints John J. Brogan, Esq., Vice President and General Counsel, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 25, 2019, at 10:00 a.m. eastern time. John J. Brogan, Esq., Vice President and General Counsel, is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting, a Proxy Statement dated March 26, 2019 and the Annual Report on Form 10-K with audited financial statements.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE